Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
RELATING TO THE HARLEYSVILLE AND NEWALLIANCE MERGERS
The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to First Niagara’s April 9, 2010 merger with Harleysville and First Niagara’s April 15, 2011 merger with NewAlliance. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First Niagara and NewAlliance as of December 31, 2010, and assumes that the merger was completed on that date. As the Harleysville merger was completed on April 9, 2010, the impact of that merger is included in First Niagara’s financial condition as of December 31, 2010. The unaudited pro forma combined condensed consolidated statement of operations gives effect to the Harleysville and NewAlliance mergers as if both mergers had been completed on January 1, 2010.
The historical condensed consolidated statement of operations for First Niagara for the year ended December 31, 2010 includes the actual results related to Harleysville from the date of the merger through December 31, 2010. The historical condensed consolidated statement of operations for Harleysville for the year ended December 31, 2010 includes only actual results from January 1, 2010 through April 9, 2010. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the mergers been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.
The pro forma financial information includes estimated adjustments to record assets and liabilities of NewAlliance at their respective fair values and represents First Niagara’s estimates based on available information. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after thorough analyses to determine the fair value of NewAlliance’s tangible and identifiable intangible assets and liabilities as of the date the merger was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact First Niagara’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.
First Niagara anticipates that the merger with NewAlliance will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.
The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of First Niagara, NewAlliance and Harleysville, which are incorporated in the document by reference.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of First Niagara’s common stock or the actual or future results of operations of First Niagara for any period. Actual results may be materially different than the pro forma information presented.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition
As of December 31, 2010

		NewAlliance Merger
	First Niagara	NewAlliance	Pro forma merger		First Niagara
	historical	historical	adjustments		pro forma
	(in thousands)
Assets:
Cash and cash equivalents	$213,820	$133,538	$203,070	(1)	$550,428
Investment securities	8,498,979	2,948,576	(463,307	)(2)	10,984,248
Loans held for sale	37,977	43,290	—		81,267
Loans	10,483,414	5,091,216	(81,950	)(3)	15,492,680
Less: Allowance for credit losses	95,354	55,223	(55,223	)(3)	95,354

Net loans and leases	10,388,060	5,035,993	(26,727)		15,397,326
Bank-owned life insurance	230,718	136,668	—		367,386
Premises and equipment, net	217,555	59,731	26,380	(4)	303,666
Goodwill	1,023,977	527,167	138,158	(5)	1,689,302
Other identifiable intangibles	90,167	27,548	(3,748	)(6)	113,967
Other assets	382,600	115,337	41,001	(7)	538,938

Total assets	$21,083,853	$9,027,848	$(85,173)		$30,026,528

Liabilities and stockholders’ equity:
Savings	$1,235,004	$1,679,821	$—		$2,914,825
Interest-bearing checking	1,705,537	408,432	—		2,113,969
Money market deposit accounts	4,919,014	1,019,592	—		5,938,606
Noninterest-bearing	1,989,505	617,039	—		2,606,544
Certificates of deposit	3,299,784	1,514,491	29,078	(8)	4,843,353

Total deposits	13,148,844	5,239,375	29,078		18,417,297

Borrowings	4,893,474	2,242,579	63,814	(9)	7,199,867
Other liabilities	276,465	86,922	—		363,387

Total liabilities	18,318,783	7,568,876	92,892		25,980,551
Stockholders’ equity	2,765,070	1,458,972	(178,065	)(10)	4,045,977

Total liabilities and stockholders’ equity	$21,083,853	$9,027,848	$(85,173)		$30,026,528

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2010

									Pro forma
		Harleysville			Pro forma	NewAlliance			combined
			Pro forma		combined		Pro forma		First Niagara/
	First Niagara	Harleysville	merger		First Niagara/	NewAlliance	merger		Harleysville/
	historical	historical	adjustments		Harleysville	historical	adjustments		NewAlliance
	(in thousands, except per share amounts)
Interest income:
Loans and leases	$495,989	$40,387	$2,166	(11)	$538,542	$251,709	$(16,419)	(11)	$773,832
Investment securities and other	249,599	12,093	14	(11)	261,706	99,103	(11,165)	(11)	349,644

Total interest income	745,588	52,480	2,180		800,248	350,812	(27,584)		1,123,476

Interest expense:
Deposits	71,150	15,134	(4,293	)(11)	81,991	50,608	(16,218)	(11)	116,381
Borrowings	76,684	8,093	(3,953	)(11)	80,824	65,917	(25,326	)(11)	121,415

Total interest expense	147,834	23,227	(8,246)		162,815	116,525	(41,544)		237,796

Net interest income	597,754	29,253	10,426		637,433	234,287	13,960		885,680
Provision for credit losses	48,631	14,740	—	(12)	63,371	17,000	—	(12)	80,371

Net interest income after provision for credit losses	549,123	14,513	10,426		574,062	217,287	13,960		805,309

Noninterest income:
Banking services	80,773	3,958	—		84,731	28,159	—		112,890
Insurance and benefits consulting	51,634	—	—		51,634	—	—		51,634
Mortgage banking	12,230	1,404	—		13,634	3,702	—		17,336
Lending and leasing	11,449	—	—		11,449	2,348	—		13,797
Wealth management services	19,838	4,303	—		24,141	11,950	—		36,091
Bank owned life insurance	7,261	824	—		8,085	5,934	—		14,019
Other	3,430	2,826	—		6,256	9,068	—		15,324

Total noninterest income	186,615	13,315	—	(13)	199,930	61,161	—	(13)	261,091

Noninterest expense:
Salaries and employee benefits	246,619	18,142	—		264,761	95,642	—		360,403
Occupancy and equipment	54,964	5,869	339	(14)	61,172	23,504	5,276	(14)	89,952
Technology and communications	45,698	—	—		45,698	—	—		45,698
Federal deposit insurance premiums	18,923	3,689	—		22,612	7,620	—		30,232
Marketing and advertising	18,388	—	—		18,388	6,015	—		24,403
Amortization of core deposit and other intangibles	19,458	1,228	1,316	(15)	22,002	7,811	6,800	(15)	36,613
Professional services	18,528	2,822	—		21,350	18,810	—		40,160
Merger and acquisition integration expenses	41,655	—	(34,134	)(16)	7,521	12,325	(18,639	)(16)	1,207
Other	59,095	7,885	993		67,973	15,282	—	(17)	83,255

Total noninterest expense	523,328	39,635	(31,486	)(18)	531,477	187,009	(6,563	)(18)	711,923

Income (loss) before income taxes	212,410	(11,807)	41,912		242,515	91,439	20,523		354,477
Income tax expense (benefit)	72,057	(2,846)	15,927	(19)	85,138	33,471	7,799	(19)	126,408

Net income (loss)	$140,353	$(8,961)	$25,985		$157,377	$57,968	$12,724		$228,069

Earnings per common share:
Basic	$0.70	$(0.21)			$0.76	$0.59			$0.76
Diluted	$0.70	$(0.21)			$0.76	$0.59			$0.76

Weighted average common shares outstanding:
Basic	200,274	43,139	(37,593	)(20)	205,820	98,515	(5,320	)(21)	299,015
Diluted	200,596	43,139	(37,593	)(20)	206,142	98,784	(5,334	)(21)	299,592
(See “Notes to the Unaudited Pro Forma Combined Consolidated Financial Information” on following page)

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
INFORMATION
Note A — Basis of Presentation
The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First Niagara resulting from the April 9, 2010 merger with Harleysville and the April 15, 2011 merger with NewAlliance under the acquisition method of accounting. Under the acquisition method of accounting, the assets and liabilities of Harleysville and NewAlliance are recorded by First Niagara at their respective fair values on the date the merger is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First Niagara and NewAlliance as of December 31, 2010, and assumes that the merger was completed on that date. As the Harleysville merger was completed on April 9, 2010, the impact of that merger is included in First Niagara’s statement of financial condition as of December 31, 2010. The unaudited pro forma combined condensed consolidated statements of operations give effect to the Harleysville merger and the NewAlliance merger as if both mergers had been completed on January 1, 2010.
As the mergers are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit, and no allowance for credit losses is carried over to First Niagara’s statement of financial condition.
Note B — Merger and Acquisition Integration Costs
The historical financial results of First Niagara include merger and acquisition integration costs of $40.4 million related to the mergers with Harleysville and NewAlliance. These integration costs primarily consist of professional services, severance, and marketing and advertising expenses and are eliminated as a pro forma adjustment.
The historical results of NewAlliance include merger and acquisition integration costs of $12.3 million for the year ended December 31, 2010 related to the merger with First Niagara. These integration costs primarily consist of investment banking, and compensation expenses and are eliminated as a pro forma adjustment.
First Niagara expects to incur a total of $80.5 million in merger and acquisition integration expenses in connection with the merger with NewAlliance, primarily severance, professional, legal and conversion related expenditures, which are not reflected in the pro forma totals.
Note C — Estimated Annual Cost Savings
First Niagara expects to realize cost savings of approximately 20-25% of NewAlliance’s operating expenses following the merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note D — Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed financial information. All adjustments are based on current assumptions and valuations, which are subject to change.
(1)	The adjustment results from a sale of NewAlliance investment securities, partially offset by the cash First Niagara will pay for the following items (in thousands):

Investment securities sales	$477,396
Merger consideration	(198,681)
Capital expenditures	(25,000)
After tax charitable contribution	(4,650)
After tax integration expenses	(45,995)

Total	$203,070

(2)	In part to fund the cash component of the NewAlliance merger consideration, First Niagara sold $477.4 million of investment securities acquired from NewAlliance. This amount is reflected as a pro forma adjustment. This adjustment is partially offset by an estimated fair value adjustment to investment securities of $14.1 million.

(3)	Represents the estimated fair value adjustment to loans, which includes an estimate of lifetime credit losses. Accordingly, the existing NewAlliance allowance for credit losses is not carried over.

(4)	Represents the fair value adjustment to premises and equipment of $1.4 million and anticipated capital expenditures for occupancy, technology, and communications of $25.0 million.

(5)	Represents adjustments to goodwill resulting from recording the assets and liabilities of NewAlliance at fair value. These adjustments are preliminary and are subject to change. The excess of consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (In thousands):

First Niagara stock issued		$1,315,786	(a)
Cash payments to NewAlliance stockholders		198,681
Fair value of NewAlliance employee stock options		15,766	(b)

Total consideration		$1,530,233

Carrying value of NewAlliance net assets at December 31, 2010		$1,458,972

Fair value adjustments (debit/(credit)):
Write off of NewAlliance goodwill	$(527,167)
Write off of NewAlliance other identifiable intangibles	(27,548)
Investment securities	14,089
Loans, net	(26,727)
Core deposit intangible	23,800
Premises and equipment	1,380
Deferred taxes	41,001
Certificates of deposit	(29,078)
Borrowings	(63,814)

Total fair value adjustments		(594,064)

Fair value of net assets acquired at December 31, 2010		$864,908

Excess of consideration paid over fair value of net assets acquired (goodwill)		$665,325

(a)	Based on NewAlliance shares outstanding at April 15, 2011 and $14.00 closing price of First Niagara stock on April 15, 2011.

(b)	Under the terms of the merger agreement, each NewAlliance employee stock option was automatically vested and converted into an option to purchase 1.10 shares of First Niagara common stock, with an exercise price equal to the NewAlliance stock option exercise price divided by 1.10. The converted stock options were valued using the Black-Scholes option pricing model.
(6)	Represents the elimination of existing NewAlliance identifiable intangibles offset by the recognition of the fair value of a core deposit intangible asset of $23.8 million.

(7)	Represents a net deferred tax asset resulting from the fair value adjustments related to the acquired assets and liabilities. The net deferred tax asset was computed using First Niagara’s combined income tax rate of 38% (35% federal statutory rate and combined state rate of 3%)

(8)	Represents the estimated fair value adjustment to certificate of deposit liabilities.

(9)	Represents the estimated fair value adjustment to borrowings.

(10)	The net impact of the adjustments to stockholders’ equity is detailed in the table below. The fair value of the common shares and employee stock options exchanged represents the fair value of the actual merger consideration exchanged on April 15, 2011, the date of the NewAlliance acquisition, and was computed using the $14.00 closing price per share of First Niagara’s common stock on that date (in thousands).

Fair value of First Niagara common shares to be issued	$1,315,786
Fair value of NewAlliance employee stock options	15,766
Elimination of NewAlliance stockholders’ equity	(1,458,972)
After tax charitable contribution	(4,650)
After tax integration expenses	(45,995)

Total stockholders’ equity adjustment	$(178,065)

(11)	The amortization/accretion of fair value adjustments related to loans, investment securities, deposits, and borrowings utilizing the interest method over the estimated lives of the related asset or liability.
The following table presents the estimated increase (decrease) on pre-tax income from the purchase accounting adjustments for the five years succeeding the merger with Harleysville (in thousands). The amounts for Year 1 do not agree with the pro forma merger adjustments in the Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the Year Ended December 31, 2010 as a portion of these adjustments are included in First Niagara’s historical results of operations for the year ended December 31, 2010.

	Year 1	Year 2	Year 3	Year 4	Year 5	Total
Investment securities	$53	$40	$26	$13	$—	$132
Loans	7,986	(5,998)	(5,141)	(4,284)	(3,428)	(10,865)
Deposits	15,829	4,121	—	—	—	19,950
Borrowings	14,574	9,039	4,356	2,236	998	31,203

TOTAL	$38,442	$7,202	$(759)	$(2,035)	$(2,430)	$40,420

The estimated increase (decrease) on pre-tax income from the purchase accounting adjustments for the five years succeeding the merger with NewAlliance is as follows (in thousands):

	Year 1	Year 2	Year 3	Year 4	Year 5	Total
Investment securities	$(11,165)	$(11,727)	$(9,389)	$(5,274)	$(685)	$(38,240)
Loans	(16,419)	(14,169)	(11,918)	(9,668)	(7,417)	(59,591)
Deposits	16,218	6,439	4,092	2,329	—	29,078
Borrowings	25,326	15,235	9,125	5,753	4,198	59,637

TOTAL	$13,960	$(4,222)	$(8,090)	$(6,860)	$(3,904)	$(9,116)

(12)	While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, we assumed no adjustments to the historic amount of Harleysville’s or NewAlliance’s provision for credit losses. If such adjustments were estimated, there could be a reduction in the historic amounts of Harleysville’s or NewAlliance’s provision for credit losses presented.

(13)	Noninterest income does not reflect revenue enhancement opportunities.

(14)	Depreciation of anticipated capital expenditures utilizing the straight line method over a five year period.

(15)	Incremental amortization of core deposit intangible using an accelerated method over a useful life of nine years for the Harleysville asset and over a useful life of seven years for the NewAlliance asset.

(16)	Represents the elimination of historical merger and acquisition integration expenses related to the mergers with Harleysville and NewAlliance.

(17)	A $7.5 million charitable contribution to First Niagara Bank Foundation in support of charitable giving in New England is not reflected as a pro forma merger adjustment as this is considered a nonrecurring expense related to the merger with NewAlliance.

(18)	Noninterest expenses do not reflect anticipated cost savings.

(19)	Reflects the tax impact of the pro forma merger adjustments at First Niagara’s combined income tax rate of 38% (35% federal statutory rate and combined state rate of 3%.)

(20)	Adjustment reflects the elimination of Harleysville weighted average shares outstanding, offset by the additional 20 million shares issued in connection with the merger with Harleysville. The adjustment to weighted average diluted shares outstanding is further adjusted as the combined pro forma weighted average diluted shares outstanding cannot be greater than the combined pro forma weighted average basic shares outstanding as that would result in anti-dilution to the diluted earnings per share amount presented.

(21)	Adjustment reflects the elimination of NewAlliance weighted average shares outstanding, offset by the 94 million shares issued in connection with the merger with NewAlliance.
Note E — Effect of Hypothetical Adjustments on Harleysville’s and NewAlliance’s Historical Financial Statements
The unaudited pro forma combined condensed consolidated statement of operations presents the pro forma results assuming both the Harleysville and NewAlliance mergers occurred on January 1, 2010. As required by Regulation S-X Article 11, the pro forma financial statement for the year ended December 31, 2010 does not reflect any adjustments to eliminate Harleysville’s or New Alliance’s historical provision for credit losses.
Both Harleysville’s and NewAlliance’s provision for credit losses for the periods presented relate to loans that First Niagara is required to initially record at fair value. Such fair value adjustments include a component related to the expected lifetime credit losses on those loan portfolios. First Niagara believes that these provisions would not have been recorded in First Niagara’s combined consolidated financial statements for the periods presented had the mergers been completed on January 1, 2010.